Exhibit 99.1

CHF Solutions, Inc. Announces 11.4 Percent Revenue Growth for its Fourth Quarter and Provides Company Update

Eden Prairie, MN: March 20, 2018: (GLOBE NEWSWIRE) CHF Solutions, Inc. (Nasdaq: CHFS) announced today its results for the fourth quarter and year ended December 31, 2017, which included the following highlights:

•
Revenue for fourth quarter ended December 31, 2017 increased 11.4 percent compared to the same period in 2016. Revenue growth for the year 2017 was 12.4 percent compared to the prior year on a pro forma basis.

•
Continued onboarding of six experienced sales professionals hired in the prior quarter. Subsequent to quarter end, announced the addition of three new field clinical specialists for a total of five who will assist in training and supporting hospital accounts.

•	Continued international expansion by signing a distribution agreement with TransMedic Plc, a southeast Asia distributor.

•	Meta-analysis on role of ultrafiltration in reducing hospital readmissions published in the November 2017 issue of peer-reviewed publication Heart Failure Reviews.

•	Initiated manufacturing consoles and disposables following a successful transition from Baxter to in-house operations.

•	Completed an underwritten public offering for net proceeds of $16.2 million.

•
Completed annual impairment review of intangible assets and goodwill. Recorded a non-cash write off of $4.0 million to reflect the difference between fair market valuation of the Company’s net assets with its recorded book values.

•	Reduced operating cash utilization by 27 percent in 2017 compared to the same period in 2016.

“We are pleased with our fourth quarter and year performance, as we achieved double-digit revenue growth over 2016,” said John Erb, CEO of CHF Solutions. “I’m particularly proud with the execution of our business plan that drove the last quarter of the year, setting us up for continued progress into 2018.  We are committed to increasing our footprint in the market, and the hiring of sales staff as well as the expansion of our international distribution channels, will go a long way toward that goal.”

The Company will host a conference call and webcast at 9:00 AM ET today to discuss its financial results and provide an update on the Company’s performance.

To access the live webcast, please visit the Investors page of the CHF Solutions website at www.chf-solutions.com or access the webcast directly at https://edge.media-server.com/m6/p/dxgvnn8x. Alternatively, investors may access the live conference call by dialing (877) 303-9826 (U.S.) or (224) 357-2194 (international) and using conference ID 9684909.  An audio archive of the webcast and the call script will be available following the call on the Investor page at www.chf-solutions.com.

 FINANCIALS

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Loss
 (in thousands, except per share amounts)

	Three months ended December 31		Twelve months ended December 31,
	2017	2016	2017	2016
Net sales	$831	$746	$3,553	$1,289
Costs and Expenses:
Cost of goods sold	851	526	2,763	713
Selling, general and administrative	2,692	2,685	10,170	8,129
Research and development	479	598	1,481	8,109
Goodwill and intangibles impairment	3,951	—	3,951	—
Total costs and expenses	7,973	3,809	18,365	16,951
Loss from operations	(7,142)	(3,063)	(14,812)	(15,662)
Other income (expense):
Interest expense	—	—	—	(504)
Loss on early retirement of long-term debt	—	—	—	(500)
Other income (expense), net	—	—	28	2
Warrant valuation expense	—	—	(67)	—
Change in fair value of warrant liability	5	172	1,475	818
Total other income (expense)	5	172	1,436	(184)
Loss before income taxes	(7,137)	(2,891)	(13,376)	(15,846)
Income tax (expense) benefit, net	—	(10)	(6)	54
Net loss	$(7,137)	$(2,901)	$(13,382)	$(15,792)

Basic and diluted loss per share	$(10.00)	$(133.36)	$(37.51)	$(536.12)

Weighted average shares outstanding – basic and diluted	1,587	36	665	33

Other comprehensive income:
Foreign currency translation adjustment	$(1)	$1	$(8)	$(11)
Total comprehensive loss	$(7,138)	$(2,900)	$(13,390)	$(15,803)

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$15,595	$1,323
Accounts receivable	545	282
Inventories	1,588	677
Other current assets	136	137
Total current assets	17,864	2,419
Property, plant and equipment, net	570	540
Intangible assets, net	-	4,302
Goodwill	-	189
Other assets	21	21
TOTAL ASSETS	$18,455	$7,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$862	$1,987
Accrued compensation	1,021	909
Other current liabilities	208	364
Total current liabilities	2,091	3,260
Common stock warrant liability	—	1,843
Other liabilities	126	126
Total liabilities	2,217	5,229
Commitments and contingencies	—	—

Temporary Stockholders’ Equity
Series D convertible preferred stock as of December 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 0 and 900 shares, respectively, issued and outstanding 0 and 700, respectively	—	485

Stockholders’ equity
Series A junior participating preferred stock as of December 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series B-1 convertible preferred stock as of December 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 0 and 1,824.4 shares, respectively, issued and outstanding 0 and 1,824.4, respectively	—	—
Series C convertible preferred stock as of December 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 0 and 2,900 shares, respectively, issued and outstanding 0 and 2,900, respectively	—	—
Series F convertible preferred stock as of December 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 3,780 and 0 shares, respectively, issued and outstanding 3,780 and 0, respectively

Preferred stock as of December 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 39,966,220 and 39,964,375.6 shares, respectively, none outstanding	—	—
Common stock as of December 31, 2017 and December 31, 2016, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 3,798,929 and 38,862, respectively	—	—
Additional paid‑in capital	197,367	169,496
Accumulated other comprehensive income:
Foreign currency translation adjustment	1,227	1,235
Accumulated deficit	(182,356)	(168,974)
Total stockholders’ equity	16,238	1,757
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,455	$7,471

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	For the years ended December 31,
In thousands	2017	2016
Operating Activities
Net loss	$(13,382)	$(15,792)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	769	697
Stock based compensation expense, net	499	949
Amortization of debt discount and financing fees	—	187
Goodwill and intangibles impairment	3,951	—
Loss on retirement of long-term debt	—	500
Change in fair value of warrant liability	(1,475)	(818)
Warrant valuation expense	67	—
Changes in assets and liabilities:
Accounts receivable	(263)	(282)
Inventory	(911)	(677)
Other current assets	1	342
Other assets and liabilities	—	(464)
Accounts payable and accrued expenses	(1,176)	(934)
Net cash used in operations	(11,920)	(16,292)

Investing activities:
Purchase of property and equipment	(259)	(117)
Purchase of Aquadex product line	—	(4,000)
Net cash used in investing activities	(259)	(4,117)

Financing activities:
Net proceeds from public stock offering	24,281	—
Net proceeds from exercise of warrants	1,989	—
Net proceeds from the sale of preferred stock, common stock and warrants	184	6,636
Repayments of long-term debt	—	(8,000)
Net cash provided by (used in) financing activities	26,454	(1,364)

Effect of exchange rate changes on cash	(3)	(17)
Net increase (decrease) in cash and cash equivalents	14,272	(21,790)
Cash and cash equivalents—beginning of period	1,323	23,113
Cash and cash equivalents—end of period	$15,595	$1,323

Supplemental schedule of non-cash activities
Warrants issued as inducement to warrant exercise	$509	$—
Conversion of temporary equity to permanent equity	$485	$—
Common stock issued for business acquisition	$—	$950

Supplemental cash flow information
Interest paid on debt borrowings	$—	$840
Cash paid for income taxes	$6	$47

About CHF Solutions

CHF Solutions, Inc. (NASDAQ:CHFS) is a medical device company focused on commercializing the Aquadex FlexFlow system for Aquapheresis® therapy. The Aquadex FlexFlow system is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. All treatments must be administered by a healthcare provider, under physician prescription, both of whom having received training in extracorporeal therapies. The company's mission is to predict, measure, and control patient fluid balance through science, collaboration, and innovative medical technology. CHF Solutions is a Delaware corporation headquartered in Minneapolis, Minnesota with wholly owned subsidiaries in Australia and Ireland. The company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the impact of hiring sales staff and expansion of our distribution channels.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our recently announced strategic realignment, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

INVESTORS:
Claudia Napal Drayton
Chief Financial Officer
CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

-or-
Bret Shapiro
Managing Partner
CORE IR
516-222-2560
brets@coreir.com
www.coreir.com

MEDIA
Jules Abraham
JQA Partners, Inc.
917-885-7378
jabraham@jqapartners.com